                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF

                         WELLSWAY VENTURES CORPORATION
                         -----------------------------

                                   ----------


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

                         WELLSWAY VENTURES CORPORATION

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is One Mill ($.001). All such shares are of one class and are shares of Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

     NAME                               MAILING ADDRESS
     ----                               ---------------
   J.A. Kent           229 South State Street, Dover, Delaware 19901

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 23, 1986.

                                                  /s/ J.A. Kent
                                             -------------------------
                                                      J.A. Kent
                                                     Incorporator

                         CERTIFICATE OF AMENDMENT OF
                     THE CERTIFICATE OF INCORPORATION OF
                            WELLSWAY VENTURES, INC.

     1.    The name of the Corporation is Wellsway Ventures, Inc.

     2. The certificate of its incorporation was filed with the Secretary of State on September 23, 1986 under the name Wellsway Ventures Corporation and a Certificate of Amendment changing its corporate name to Wellsway Ventures, Inc. was filed with the Secretary of State on October 21, 1987.

     3. The amendment to be made by this Certificate of Amendment is to change the Corporation's name from Wellsway Ventures, Inc. to IFS International, Inc. To effect such change, the provisions of paragraph 1 of the Certificate of Incorporation are hereby revised to read as follows:

           1.    The name of the Corporation is IFS International, Inc.

     4. The above amendment to the Certificate of Incorporation was authorized at a special meeting of the Board of Directors by a majority of the directors, followed by written consent of a majority of all outstanding stock entitled to vote thereon, in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware, with written notice of the written consent promptly given to those stockholders who had not consented in writing.

     IN WITNESS WHEREOF, we have executed this Certificate and affirm the truth of the statements herein set forth under penalty of perjury this 9th day of June, 1989.

ATTEST:                             WELLSWAY VENTURES, INC.



[SEAL]                              BY: /s/ Charles Caserta
                                        ----------------------------
                                        Charles Caserta, President

BY: /s/ Frank Pascuito
    -------------------------
    Frank Pascuito, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IFS INTERNATIONAL, INC.

     IFS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation is IFS International, Inc.

     2. The corporation's original certificate of incorporation was filed with the Delaware Secretary of State on September 23, 1986, under the name Wellsway Ventures Corporation. A certificate of amendment was filed on October 21, 1987, changing the corporation's name to Wellsway Ventures, Inc. A certificate of amendment was filed on June 19, 1989, changing the corporation's name to IFS International, Inc.

     3.   The certificate of incorporation is amended to:

          (a) authorize the issuance of one million (1,000,000) shares of a new class of preferred stock divided into such series, and having such relative rights and preferences, as may be fixed by the corporation's board of directors; and

          (b) change the language of paragraph NINTH to specifically eliminate and limit the liability of the corporation's directors.

     4. To effectuate the amendments specified in the preceding paragraph, the corporation's certificate of incorporation is amended as follows:

          (a) Paragraph FOURTH of the certificate of incorporation is deleted in its entirety and replaced by the following new paragraph FOURTH:

          "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is twenty-six million (26,000,000). The par value of each of such shares is one mill ($.001). Twenty-five million of such shares shall be shares of Common Stock. One million of such shares shall be Preferred Stock, which Preferred Stock shall be divided into such series, and shall have such relative rights and preferences, as may be fixed by the corporation's board of directors."

          (b) Paragraph NINTH of the certificate of incorporation is deleted in its entirety and replaced by the following new paragraph NINTH:

          "NINTH. No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The provisions of this paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this provision became effective."

     The foregoing amendments to the corporation's certificate of incorporation were authorized at a special meeting of the board of directors, by a vote of the majority of directors, held on March 18, 1991, and at the annual meeting of shareholders, by a majority of the shareholders entitled to vote thereon, held on March 19, 1991, in accordance with the applicable provisions Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused this certificate of amendment to be signed by Charles Caserta, its President, and Frank Pascuito, its Secretary, who affirm the truth of the Statements herein set forth under penalty of perjury this 12th day of April, 1991.


                                   IFS INTERNATIONAL, INC.

                                   By: /s/ Charles Caserta
                                       ---------------------------
                                       Charles Caserta, President

ATTEST:

By: /s/ Frank Pascuito
   --------------------------
   Frank Pascuito, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             IFS INTERNATIONAL, INC.

     IFS INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

     That pursuant to a meeting of the Board of Directors of IFS INTERNATIONAL, INC. (the "Corporation") on September 24, 1996, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that the stockholders of said Corporation consider approval thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article FOURTH of the Certificate of Incorporation, relating to the capitalization of the Corporation, is hereby amended and restated in its entirety to read as follows:

          "FOURTH: (a) the Corporation shall be authorized to issue the following shares:

             Class             Number of Shares           Par Value
             -----             ----------------           ---------

          Common Stock            25,000,000                $.001
          Preferred Stock         25,000,000                $.001



     (b) The designations and the powers, preferences and rights, and the qualifictibons or restrictions thereof are as follows:

     The shares of Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors of the Corporation; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors of the Corporation is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

     All shares of Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects, except as to the particulars fixed by the Board of Directors of the Corporation as hereinabove provided or as fixed herein.

     (c) At 5:00 p.m., Dover, Delaware time, on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, all then outstanding shares of Common Stock held by each holder of record on such time and date shall be automatically reduced at the rate of 1-for-10 without any further action on the part of the holders thereof or this Corporation. No fractional shares will be issued. In lieu of issuing fractional shares, the Corporation shall pay the holder otherwise entitled to such fractional share a sum in cash equal to the closing bid price of the Corporation's Common Stock on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation multiplied by such fraction."

     That thereafter, pursuant to a resolution of the Board of Directors of the Corporation directing that such amendment be considered by the stockholders of the Corporation, the stockholders of the Corporation holding more than a majority of the outstanding shares of Common Stock of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, consented in writing to an approved said amendment and delivered such written consents to the Corporation. The Corporation thereafter provided to the other stockholders of the Corporation the notice called for in Section 228 of the General Corporation Law.

     That said  amendment was duly adopted in accordance  with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Charles J. Caserta, its President, and attested to by Frank A Pascuito, its Secretary, this 6th day of November, 1996.



                                            IFS INTERNATIONAL, INC.


                                            By: /s/ Charles J. Caserta
                                               ------------------------------
                                                Charles J. Caserta, President

 Attest:

 By:/s/ Frank A. Pascuito
    -----------------------------
    Frank A. Pascuito, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             IFS INTERNATIONAL, INC.

         IFS INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

         That pursuant to the unanimus written consent of the Board of Director's of IFS International, Inc. (the "Corporation") on December 26, 1996, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that the stockholders of said Corporation consider approval thereof. The resolution setting forth the proposed amendment is as follows:


          RESOLVED, that, subject to stockholder approval, the Certificate of Incorporation of the Corporation is hereby amended so as to increase the number of authorized shares of common stock of the Corporation from 25,000,000 to 50,000,000. Accordingly, Article FOURTH Subsection
          (a) of the Certificate of Incorporation is hereby deleted in its entirety and the following is substituted therefor.

                "FOURTH: (a) the Corporation shall be authorized to issue the following shares:

          Class               Number of Shares            Par Value
          -----               ----------------            ---------
          Common Stock          50,000,000                  $.001
          Preferred Stock       25,000,000                  $.001



         That thereafter, pursuant to a resolution of the Board of Directors of the Corporation directing that such amendment be considered by the stockholders of the Corporation, the stockholders of the Corporation holding more than a majority of the outstanding shares of Common Stock of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, consented in writing to an approved said amendment and delivered such written consents to the Corporation. The Corporation thereafter provided to the other stockholders of the Corporation the notice called for in Section 228 of the General Corporation Law.

         That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Charles J. Caserta, its President, and attested to by Carmen A. Pascuito, its Secretary, this 10th day of January, 1997.

                                          IFS INTERNATIONAL, INC.

                                          By: /s/ Charles J. Caserta
                                          --------------------------------
                                              Charles J. Caserta, President

Attest:


By: /s/ Carmen A. Pascuito
-----------------------------------
    Carmen A. Pascuito, Secretary